Exhibit 99.1

MATLIN & PARTNERS ACQUISITION CORPORATION ANNOUNCES STOCKHOLDER APPROVAL OF BUSINESS COMBINATION WITH U.S. WELL SERVICES

NEW CANAAN, CT – November 5, 2018 – Matlin & Partners Acquisition Corporation (“MPAC”) (NASDAQ: MPAC, MPACU, MPACW), today announced that holders of its Class A Common Stock and Class F Common Stock, voting as a single class, have approved MPAC’s previously announced proposed business combination (the “business combination”) with U.S. Well Services, LLC (“USWS”) and related transactions, at the reconvened special meeting of stockholders held on November 2, 2018. MPAC’s stockholders also approved each of the other proposals included in the definitive proxy statement filed by MPAC with the Securities and Exchange Commission (the “SEC”) on October 10, 2018.

MPAC expects the business combination to close on November 9, 2018, subject to customary closing conditions. Upon the closing of the business combination, MPAC will change its name to U.S. Well Services, Inc. and will trade its Class A Common Stock and public warrants on The Nasdaq Capital Market under the symbols “USWS” and “USWSW,” respectively. U.S. Well Services, Inc. will be one of the first publicly traded oilfield service companies with all-electric hydraulic fracturing capabilities using its proprietary technology, Clean Fleet®.

“The receipt of stockholder approval is an important milestone that brings us closer to completing the transaction. We are pleased that the business combination provides U.S. Well Services, Inc. with at least $280 million of new capital, enabling all previously planned debt repayments along with providing incremental balance sheet cash and positioning the company well to execute on its growth plans,” said David Matlin, Chairman and Chief Executive Officer of MPAC.

About MPAC

Matlin & Partners Acquisition Corporation is a special purpose acquisition company incorporated in March 2016 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

About USWS

U.S. Well Services, LLC’s Clean Fleet ® technology provides one of the first fully electric, fully mobile well stimulation system powered by natural gas fueled by locally supplied field gas or alternative natural gas sources. USWS’ patented Clean Fleet technology dramatically decreases sound pollution, which is vital in this day and age as well as generates exceptional operational cost savings. For more information visit: www.uswellservices.com.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements with respect to the completion of the business combination and related transactions. Accordingly, forward-looking statements should not be relied upon as representing MPAC’s or USWS’ views as of any subsequent date, and neither MPAC nor USWS undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger and contribution agreement among MPAC, USWS Holdings LLC, a holding company for USWS, and the other parties named therein (the “MCA”); (2) the outcome of any legal proceedings that may be instituted against USWS or MPAC following announcement of the proposed business combination and related transactions; (3) the inability to complete the transactions contemplated by the MCA due to the failure to satisfy one or more conditions to the closing of the proposed business combination; (4) the ability to obtain or maintain the listing of Class A Common Stock on the Nasdaq Capital Market following the proposed business combination; (5) changes in applicable laws or regulations; (6) the possibility that USWS or MPAC may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties are discussed in the definitive proxy statement filed by MPAC in connection with the proposed business combination, including those under “Risk Factors” therein, and in MPAC’s prior and future filings with the SEC, available at www.sec.gov.

Contacts

Meaghan Repko / Aaron Palash / Greg Klassen

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449